SCHEDULE 14A
                         (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  (x)

Filed by a Party other than the Registrant  ( )

- -----------------------------------------------------------------

Check the appropriate box:

( )  Preliminary Proxy Statement
(x)  Definitive Proxy Statement
( )  Confidential Only (as permitted by Rule 14a-6(e)(2))
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12

                OVERSEAS SHIPHOLDING GROUP, INC.
                --------------------------------
        (Name of Registrant as Specified in its Charter)

                OVERSEAS SHIPHOLDING GROUP, INC.
                --------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(x)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
     14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        -------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

        -------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        -------------------------------------------------------------

        * Set forth the amount on which the filing fee is calculated and state how it was determined.

        4) Proposed maximum  aggregate value of transaction:

        -------------------------------------------------------------

        5) Total fee paid:

        -------------------------------------------------------------

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:

        -------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        -------------------------------------------------------------

     3) Filing Party:

        -------------------------------------------------------------

     4) Date Filed:

        -------------------------------------------------------------

                OVERSEAS SHIPHOLDING GROUP, INC.
       1114 AVENUE OF THE AMERICAS, NEW YORK, N.Y. 10036



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          June 6, 1995

TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:


    The Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. will be held at J.P. Morgan Investment Management Inc., 522 Fifth Avenue (corner West 44th Street), New York, N.Y., Second Floor, on Tuesday, June 6, 1995, at 2:30 o'clock P.M. for the following purposes:

    (l)  To elect twelve directors, each for a term of one year;

    (2) To consider and act upon a proposal to approve the appointment of Ernst & Young LLP as independent auditors for the year 1995; and

    (3) To transact such other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on April 17, 1995 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's office, 1114 Avenue of the Americas, New York, N.Y.

    Whether or not you expect to be present at the meeting in person, please date and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

    We urge you to exercise your privilege of attending the meeting in person. In that event, the Corporation's receipt of your proxy will not affect in any way your right to vote in person.

                            By order of the Board of Directors,

                                     ROBERT N. COWEN
                            Senior Vice President & Secretary
New York, N.Y.
April 28, 1995


                           IMPORTANT

           PLEASE SIGN, DATE AND PROMPTLY RETURN THE
         ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE

                OVERSEAS SHIPHOLDING GROUP, INC.
       1114 Avenue of the Americas, New York, N.Y. 10036

                           ----------

                        PROXY STATEMENT

    The accompanying proxy is solicited on behalf of the Board of Directors of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 6, 1995. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

    Only stockholders of record at the close of business on April 17, 1995 will be entitled to vote at the annual meeting. The Corporation has one class of voting securities, its Common Stock, of which 36,216,833 shares were outstanding on said record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 28, 1995.


                     ELECTION OF DIRECTORS

     The twelve nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. Unless otherwise directed, the accompanying proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

      The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission) on April 17, 1995, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the nominees, all shares owned by partnerships or other entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.

                                                                                         PERCENTAGE
                                                             SERVED       SHARES OF          OF
                                                               AS       COMMON STOCK    COMMON STOCK
                                                            DIRECTOR    BENEFICIALLY    BENEFICIALLY
NAME AND AGE              PRINCIPAL OCCUPATION                SINCE       OWNED (A)         OWNED
- ------------              --------------------              --------    -------------   ------------

Raphael Recanati*, 71.... President, Finmar Equities Co.,    1969      6,647,926 (b)(h)     18.4%
                          shipping, finance and banking.

Morton P. Hyman*, 59..... President of the Corporation.      1969        230,000 (c)         0.6%

Michael A. Recanati*,37.. Executive Vice President and       1987        121,065 (d)(h)      0.3%
                          Treasurer of the Corporation.


Robert N. Cowen, 46...... Senior Vice President, Secretary   1993         36,500             0.1%
                          and General Counsel of the
                          Corporation.

George C. Blake*, 63..... Executive Vice President,          1988         65,400             0.2%
                          Maritime Overseas Corporation,
                          ship agents and brokers.

Thomas H. Dean, 66....... Senior Vice President-Corporate    1976           --               --
                          Development and Planning,
                          Continental Grain Company,
                          integrated food company.

Michel Fribourg, 81...... Director and Chairman Emeritus     1969          2,823,241(e)      7.8%
                          of the Board, Continental Grain
                          Company.

William L. Frost, 68..... Attorney and President, Lucius     1989          4,000(f)          --
                          N. Littauer Foundation.

Ran Hettena*, 71......... President, Maritime Overseas       1969         23,241(g)(h)       0.1%
                          Corporation.

Stanley Komaroff, 60..... Chairman, law firm of Proskauer    1993            200             --
                          Rose Goetz & Mendelsohn, the
                          Corporation's counsel.

Solomon N. Merkin, 38.... Vice President, Leib Merkin,       1989            (i)             --
                          Inc., private investment
                          company.

Joel I. Picket, 56....... President and Chairman of the      1989            200             --
                          Board, Gotham Organization Inc.,
                          real estate, construction and
                          development.

   All directors and executive officers as a group..........           9,980,773(j)     27.2%

- ----------------

  * Member   of   Finance   and  Development  Committee   of   the   Board,   of
    which    Committee    Mr.   Raphael   Recanati   is   Chairman    and    Mr.
    Michael A. Recanati is Vice Chairman.

(a) Unless otherwise indicated, each of the nominees has the sole power to vote and direct disposition of the shares shown as beneficially owned by him. Number of shares shown includes shares issuable on exercise of vested options held by Messrs. Hyman (160,000 shares), M. Recanati (120,000 shares), Cowen (36,000 shares) and Blake (64,000 shares),
    and   all   directors   and  executive  officers   as   a   group   (428,000
    shares).

(b) Includes 5,670,362 shares as to which Mr. Raphael Recanati shares the power to vote and/or to direct disposition, of which 2,986,416 shares are owned by OSG Holdings, a partnership in which Mr. Recanati and his wife, as tenants in common, have a 25% partnership interest. Mr. Recanati's address is 511 Fifth Avenue, New York, New York.

(c) Includes 20,000 shares owned by a corporation in which Mr. Hyman shares the power to vote and/or to direct disposition; excludes 280 shares owned by Mr. Hyman's wife, beneficial ownership of which is disclaimed by him.

(d) In   addition,   Mr.   Michael  A.  Recanati   is   a   0.57%   partner   in
    OSG Holdings.

(e) All   of   these   shares   are   owned  by   Fribourg   Enterprises   L.P.,
    a partnership; Mr. Fribourg has the sole power to vote and direct the disposition of all of said shares. The address for Mr. Fribourg and Fribourg Enterprises L.P. is 277 Park Avenue, New York, New York.

(f) Excludes    400    shares   owned   by   Mr.   Frost's   wife,    beneficial
    ownership of which is disclaimed by him.

(g) Excludes     12,493     shares    owned    by    Mr.     Hettena's     wife,
    beneficial ownership of which is disclaimed by him.

(h) Mr.    Hettena    and    Mr.    Raphael   Recanati   are    brothers-in-law.
    Mr.   Michael   A.   Recanati  is  a  son  of  Mr.  Raphael   Recanati   and
    a nephew of Mr. Hettena.

(i) Mr. Merkin is a 1.05% partner in OSG Holdings.

(j) Of the 9,980,773 shares, persons who are directors or executive officers have sole power to vote and direct disposition of 4,310,411 shares (11.7% of the outstanding shares of the Corporation) and share with other persons the power to vote and/or direct disposition of 5,670,362 shares (15.5% of the outstanding shares).

     Each nominee has been principally engaged in his present employment for the past five years except Mr. Cowen, who has served as Senior Vice President of the Corporation since February
1993;   he   also   serves   as  executive  vice  president   and   a   director
of Overseas Discount Corporation, a private company which is engaged in the business of finance and investment. Mr. Komaroff is a director of Club Med, Inc. Mr. Raphael Recanati is a director of IDB Holding Corporation Ltd. and several of its subsidiaries. In February 1994, following a lengthy trial in Israel, the four largest banks in that country, including Israel Discount Bank Limited, and its former parent IDB Holding Corporation Ltd., and members of their senior management were found guilty, in connection with acts that occurred prior to October 1983, of engaging in fraudulent securities transactions and making false statements within the meaning of certain provisions of that country's banking, securities and other laws. The violations involve activities, which terminated in October 1983, relating to shares of these Israeli institutions. Mr.
Recanati was chief executive officer of Israel Discount Bank Limited and is among the defendants found guilty. Mr. Recanati has categorically denied any wrongdoing and has appealed. None of the activities in question relate to or involve the Corporation or its business in any way.

    If,   for   any   reason,   any  nominee  should  not   be   available   for
election or able to serve as a director, the accompanying proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.


              COMPENSATION AND CERTAIN TRANSACTIONS

     The following Summary Compensation Table includes individual compensation information for services in all capacities to the Corporation and its subsidiaries during the years ended December
31,   1994,   1993   and  1992  by  the  Chief  Executive   Officer,   and   the
two other executive officers and a former executive officer of the Corporation serving during 1994 whose salary for said year exceeded $100,000.

                   SUMMARY COMPENSATION TABLE
                                         Annual
                                       Compensation
                                       ------------
 Name and Principal                                       All Other
     Position                  Year      Salary         Compensation
 ------------------            ----      ------         ------------
 Morton P. Hyman..........     1994    $915,000(1)       $ 11,441(2)
    President (CEO)            1993     915,000(1)         13,015
                               1992     865,000            11,953

 Michael A. Recanati......     1994     765,000(1)          4,826(2)
    Executive Vice President   1993     735,000(1)            917
    and Treasurer (COO and     1992     397,500                 0
    CFO)

 Robert N. Cowen..........     1994     200,000             1,145(3)
    Senior Vice President,     1993     175,000             1,145
    Secretary and General      1992     175,000                 0
    Counsel

 Gabriel Kahana...........     1994     174,519(4)          4,914(2)
    former Senior Vice         1993     425,000(1)              0
    President and Treasurer    1992          --                --

- ------------

(1)  Includes  a  director's  fee of $50,000  paid  by  Celebrity
     Cruise Lines Inc., the Corporation's cruise business joint venture.

(2) For Messrs. Hyman, Recanati and Kahana, consists of matching contributions by the Corporation under its Savings Plan in the respective amounts of $2,310, $2,310 and $1,889, and the cost of term life insurance in the respective amounts of $9,131, $2,516 and $3,025.

(3)  Cost of term life insurance.

(4)  Compensation for the portion of the year through  late  June
     1994 during which he was employed by the Corporation.


AGGREGATE OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES (1)
                         Number of Securities        Value of Unexercised
                        Underlying Unexercised      In-the-Money Options at
                      Options at December 31, 1994   December 31, 1994 (2)

Name                   Exercisable/Unexercisable    Exercisable/Unexercisable
- ----                  ---------------------------   -------------------------
Morton P. Hyman......      160,000 / 40,000         $ 1,440,000 / 360,000
Michael A. Recanati..      120,000 / 30,000           1,080,000 / 270,000
Robert N. Cowen......       24,000 /  6,000             216,000 /  54,000

- --------------
(1) No options were exercised by the named individuals during 1994.

(2) Reflects market value of underlying shares of the Corporation's Common Stock on December 31, 1994, minus the exercise price.

              STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the published Standard and Poor's 500 Stock Index and the Dow Jones Marine Transportation Index for the five years ended December 31, 1994.

                     STOCK PERFORMANCE GRAPH
        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 OSG, S&P 500 STOCK INDEX, DOW JONES MARINE TRANSPORTATION INDEX
                              S&P 500             DOW JONES MARINE
 PERIOD       OSG           STOCK INDEX         TRANSPORTATION INDEX
 ------       ---       -------------------     --------------------

  1989        100               100                      100
  1990         74                97                       64
  1991         92               126                       90
  1992         84               136                       79
  1993        119               150                      102
  1994        119               152                       93

- ---------------
* Assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested. In accordance with rules of the Securities and Exchange Commission ("SEC"), the Corporation's Stockholder Return Performance Presentation does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act").

                         PENSION PLAN

  The Corporation contributes to a pension plan which provides its employees with annual retirement benefits based upon age, credited service and average compensation (comprised of salaries, bonuses and incentive compensation) for the highest five successive years of the last ten years prior to retirement. The plan is non-contributory by the employee, and the Corporation's contributions to the plan are determined on an actuarial basis without individual allocation. The Corporation is one of several employers contributing to the plan and pays its proportionate share of the annual cost. The plan is maintained by Maritime Overseas Corporation, which acts as agent in respect of the operation of the Corporation's bulk cargo vessels as described below.

  The following table sets forth the estimated annual pensions payable under the pension plan (subject to reduction on an actuarial basis where survivorship benefits are provided), upon normal retirement, to employees at various compensation levels and in representative years-of-service classifications, calculated before application of the Social Security offset provided for in the plan:

                   Years of Credited Service
    ------------------------------------------------------------
  Average
  Compen-    10       15        20        25        30        35       40
  sation   years    years     years     years     years     years    years
  -------  ------   -----     -----     -----     -----     -----    -----
 $100,000   15,000   22,500   30,000    37,500    45,000    52,500    60,000
  200,000   30,000   45,000   60,000    75,000    90,000   105,000   120,000
  300,000   45,000   67,500   90,000   112,500   135,000   157,500   180,000
  400,000   60,000   90,000  120,000   150,000   180,000   210,000   240,000
  500,000   75,000  112,500  150,000   187,500   225,000   262,500   300,000
  600,000   90,000  135,000  180,000   225,000   270,000   315,000   360,000
  700,000  105,000  157,500  210,000   262,500   315,000   367,500   420,000
  800,000  120,000  180,000  240,000   300,000   360,000   420,000   480,000
  900,000  135,000  202,500  270,000   337,500   405,000   472,500   540,000
1,000,000  150,000  225,000  300,000   375,000   450,000   525,000   600,000
- ---------------

     The annual pension payable to any employee under the pension plan may not exceed the limitations imposed for qualified plans under Federal law. However, under a supplemental retirement plan Messrs. Hyman, Michael Recanati and Cowen will be entitled to the additional benefits that would have been payable to them under the pension plan in the absence of such limitations. Payments under the supplemental retirement plan will be accelerated upon a "change of control" as defined therein.

     The respective number of years of credited service under the pension plan of the Corporation's present executive officers named in the Summary Compensation Table on page 5 are as follows: Morton P. Hyman-35 years; Michael A. Recanati-17 years; and Robert N. Cowen-15 years.


                   COMPENSATION OF DIRECTORS

     The independent non-employee directors of the Corporation receive a director's fee of $15,000 per year, payable quarterly, and a fee of $1,000 for each meeting of the Board of Directors they attend.

                     EXECUTIVE COMPENSATION
         REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                 AND THE STOCK OPTION COMMITTEE

     In accordance with rules of the SEC, the Report on Executive
Compensation does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

    The Executive Compensation Committee (the "Committee") of the Board of Directors reviews and determines compensation for members of senior management on an annual basis. It is composed of two non-officer directors of the Corporation: Raphael
Recanati and Michel Fribourg. The Committee's compensation policies are designed to promote the following objectives:

    - to attract and motivate talented executives, and to encourage their long term tenure with the Corporation

    - to compensate executives based upon the value of their individual contributions in achieving corporate goals and objectives

    - to motivate executives to maximize shareholder values

     The Committee seeks to set salaries for its executives at levels that enable the Corporation to attract and retain talented personnel. The Committee does not deem it appropriate to base annual salary adjustments solely upon year-to-year comparisons of financial performance, particularly since the Corporation's results over a short term period are significantly influenced by factors beyond the Corporation's control, reflecting primarily the dynamics of world bulk shipping markets. These markets are extremely competitive and highly volatile, influenced by the worldwide supply and demand for tonnage and general world economic conditions. The Corporation does not make significant annual adjustments to compensation levels based upon changes in financial performance that in the judgment of the Committee primarily reflect charter market conditions or other factors over which the Corporation has no control, whether favorable or unfavorable.

     The nature of the Corporation's business requires long range planning that may entail advance commitments for the construction of vessels during periods of unfavorable conditions in current charter markets. Such commitments are made on the basis of an analysis of long term trends in demand, utilization and market forces that suggest future improvement in rates. Under these circumstances, the Committee believes that short term financial performance is only one of many guides in determining executive compensation. Success in meeting corporate goals and objectives also is considered to be an appropriate measure of executive performance. Such goals and objectives include success in meeting specific customer requirements, in reducing financing and operating costs for the fleet, in anticipating market movements and in improving the quality of customer service. The Committee considers that these goals and objectives have been met in 1994.

      In setting executive compensation, the Committee also considers the Corporation's performance in the context of overall industry conditions and its standing in the industry. The Committee does not give particular weight to or quantify any one or more performance factors, but in setting 1994 salaries, the Committee considered the fact that although the Corporation's results in 1994 continued to reflect the weakness in world bulk shipping markets, the Corporation nevertheless successfully completed a public equity offering of 3,450,000 shares of Common Stock, refinanced long-term debt upon attractive terms, placed additional newbuilding orders in furtherance of the Corporation's ongoing fleet modernization program, succeeded in maintaining the Corporation's recognition for high quality within the bulk shipping industry, and participated in decisions related to the additional new cruise ships ordered for the Celebrity Cruise Lines Inc. fleet, the Corporation's joint venture in the cruise industry. The Committee takes into consideration an executive's particular contributions to the Corporation. Length of service is another important factor taken into account. The Corporation has not yet formulated a policy with respect to qualifying compensation paid to executive officers for deductibility under
Section 162 (m) of the Internal Revenue Code of 1986, as amended (the provision was enacted as part of "OBRA '93" for compensation exceeding $1 million in a taxable year paid to an executive officer, effective January 1, 1994). None of the executive officers received compensation in excess of $1 million for 1994.

    The Committee believes that the interests of shareholders are best served by granting stock options to executive officers and thereby giving them the opportunity to participate in appreciation in the Corporation's stock over an extended period. In this way, senior management can directly share in the benefits of maximizing shareholder values. The Corporation's stockholder-approved amended 1989 Stock Option Plan is administered by the Stock Option Committee of the Board of Directors, which is composed of three non-officer directors of the Corporation:
Raphael Recanati, Ran Hettena and Joel I. Picket. The Stock Option Committee determines the persons to whom stock options will be granted under the Plan and allocates the amounts to be granted to such persons. Under the Plan, senior management in 1990 were granted options for 570,000 shares of Common Stock, in the aggregate, to vest over five years and be exercisable up to ten years from the date of grant. The Committee and the Stock Option Committee believe that over such an extended period, stock performance will to a meaningful extent reflect executive performance, and that such arrangements further reinforce management goals and incentives to achieve shareholder objectives. Accordingly, although compensation paid by the Corporation for 1994 consisted solely of salary and the
Corporation did not grant options in 1994, the Corporation may consider authorizing and granting additional stock options in order to provide its executive officers with satisfactory total compensation packages and reward them for their contributions to the Corporation's long-term share performance. The Committee believes that the total compensation package received by each of the executive officers last year, taking into consideration outstanding option grants, was appropriate. In considering future option grants, the number of options previously granted will be taken into consideration.


      While taking the foregoing factors into account, the Committee's compensation determinations for the Corporation's relatively small number of executive officers are to a large extent subjective and not arrived at by application of any specific formula.


  Mr. Morton P. Hyman has served as a director and officer of the Corporation since 1969, and as its President and Chief Executive Officer since 1971. His compensation reflects his many contributions as a key member of management since the Corporation was founded. Such compensation is not based primarily upon the Corporation's short term financial performance nor is it based upon any formula. To a large extent Mr. Hyman's compensation reflects an assessment of his performance based upon the subjective judgment of the Committee. In light of his contribution to the growth and success of the Corporation, and his service as its President for 24 years, the Committee believes his compensation is appropriate and reasonable.


  Submitted  by  the Executive Compensation Committee  and  Stock
Option Committee of the Board of Directors:


Executive Compensation Committee         Stock Option Committee
- --------------------------------         ----------------------

     Raphael Recanati                        Raphael Recanati
     Michel Fribourg                         Ran Hettena
                                             Joel I. Picket


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Raphael Recanati and Michel Fribourg served on the Executive Compensation Committee of the Board of Directors during 1994. Mr. Fribourg is a Director and Chairman Emeritus of the Board and principal stockholder of Continental Grain Company (Mr. Dean, a director of the Corporation, is an officer of that corporation). Subsidiaries of the Corporation received revenues of approximately $918,385 during 1994 from charters of vessels to subsidiaries of Continental Grain Company. A subsidiary of the Corporation, together with Continental Grain Company and an unrelated third party, are partners in an investment partnership in which the Corporation's subsidiary has an investment of approximately $789,000.

  Messrs. Raphael Recanati, Ran Hettena and Joel I. Picket served on the Stock Option Committee of the Board of Directors during 1994. Mr. Hettena is President, a director and sole stockholder of Maritime Overseas Corporation, a New York Corporation ("MOC"). MOC or a subsidiary of MOC, under various agreements with the Corporation and its majority-owned subsidiaries, acts as agent in respect of the operation of bulk cargo vessels owned and to be owned by these subsidiaries and provides certain general and administrative services required by the Corporation and its subsidiaries. The Corporation may terminate the agreements at the end of any year on twelve months' prior notice; MOC may not terminate the agreements prior to December 31, 1998. Under agreements between MOC and certain companies in which the Corporation owns a 50% interest, MOC acts as agent in respect of the operation of bulk cargo vessels owned by such 50%-owned companies. Under various agreements, MOC also serves as exclusive chartering broker for the bulk fleet owned by the Corporation's majority-owned subsidiaries and certain 50%-owned companies and as exclusive broker in connection with sales, purchases or construction of bulk cargo vessels, and is entitled to receive commissions therefor either from the owner or from the seller or builder. Under the various agreements, MOC's total compensation for any year is limited to the extent its consolidated net income from shipping operations would exceed specified amounts ($833,987 for 1994).

  The aggregate compensation payable to MOC (including its subsidiaries) under all these agreements for 1994 (excluding brokerage) was $32,602,547, of which $1,163,520 represented compensation paid by 50%-owned companies. Brokerage commissions payable to MOC under all these agreements for 1994 aggregated $7,035,543, of which $1,397,320 was paid by shipyards and $40,644 was paid by 50%-owned companies. MOC retains as advances under the agreements an amount equivalent to a non-current asset (net of related taxes) recorded by MOC as a result of the application of a statement of accounting principles adopted by the Financial Accounting Standards Board; the advances, which approximated $1,777,000 as of December 31, 1994, are repayable as the asset is realized or when the agreements terminate, whichever is earlier. The Corporation advanced to MOC $1,130,000 in 1990 ($565,000 of which is presently outstanding) to fund certain pension obligations that were paid by MOC but which, under the agreements between MOC and the Corporation, are borne by the Corporation over periods determined in accordance with generally accepted accounting principles by actuarial calculation. The advance bears interest at the rate of 10% per annum and is repayable in ten equal annual installments (which commenced in 1991) or when the agreements terminate, whichever is earlier. The consolidated net income of MOC from shipping operations for the year ended December 31, 1994 was limited to the agreed maximum amount described in the preceding paragraph.

     Four of the nominees for election as directors of the Corporation, Messrs. Hettena, Merkin, Cowen and Michael Recanati, constitute the Board of Directors of MOC; Messrs. Hettena, Blake and Michael Recanati are senior officers of MOC. All the outstanding shares of MOC are owned by Mr. Hettena. Mr. Michael Recanati is a son of Mr. Raphael Recanati and a nephew of Mr. Hettena.

     The MOC 1990 Stock Option Plan, as amended, provides for the grant of options to employees, officers and directors of MOC to purchase up to 784,435 shares of Common Stock of the Corporation. In order to facilitate said Plan, the Corporation under an agreement with MOC has agreed to make a total of up to 784,435 shares of the Corporation's Common Stock available to MOC, as and when required by MOC to meet its obligations under said Plan, at a price equal to (i) the option price, or (ii) the market price on the date an option is granted, or (iii) $14 per share, whichever shall be highest, for shares purchased by MOC from the Corporation in respect of all option grants. Through December 31, 1994, the Corporation has provided an aggregate of 80,371 shares to MOC pursuant to the agreement.

  Each of the business transactions referred to above under this caption and under the "Other Transactions" caption below was considered to be fair and reasonable to all the parties involved at the time the transaction was entered into and was in the opinion of management at least as favorable to the Corporation as it would have been if made with a non-affiliated party.

                       OTHER TRANSACTIONS

   A subsidiary of the Corporation received revenues of approximately $2,708,564 during 1994 and approximately $1,790,350 during the first three months of 1995 from charters of a vessel to a subsidiary of Archer-Daniels-Midland Company, a company named as a beneficial owner of more than 5% of the outstanding shares of the Corporation's Common Stock under "Information as to Stock Ownership".

                    COMMITTEES AND MEETINGS

     The Board of Directors has established various committees to assist it in discharging its responsibilities, including an Executive Compensation Committee and an Audit Committee. The
Executive Compensation Committee reviews and determines the compensation of the Corporation's executives; it consists of Messrs. Fribourg and Raphael Recanati and held one meeting during 1994. The Audit Committee recommends to the Board each year the independent auditors to be selected by the Corporation, reviews the planned scope and the results of each year's audit, reviews any recommendations the auditors may make with respect to the Corporation's internal controls and procedures and oversees the responses made to any such recommendations; the Committee consists of Messrs. Dean and Frost and met twice during 1994. The Corporation does not have a nominating or similar committee.

     The Corporation's Board of Directors held five meetings during 1994. Members of the Board are frequently consulted by management throughout the year, and the Corporation does not consider percentage attendance information in itself to be a meaningful indication of the quality or importance of a director's contribution to the Board. Each director attended at least 75% of the total number of meetings of the Board and committees of which he was a member.

               INFORMATION AS TO STOCK OWNERSHIP

    Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the
SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation.

     OSG Holdings, 511 Fifth Avenue, New York, New York, a partnership, on April 17, 1995 owned 2,986,416 shares (8.2% of the outstanding Common Stock). One of the nominees for director of the Corporation, by reason of his interest and position in OSG Holdings, may be deemed to be the "beneficial owner" of the shares owned by OSG Holdings, as disclosed in the table of nominees.

     The other principal partners in OSG Holdings on April 17, 1995 were Hermann Merkin, 415 Madison Avenue, New York, New York, and EST Associates L.P., 275 Madison Avenue, Suite 902, New York, New York, a limited partnership. These partners may each be deemed to share the power to vote and to direct disposition of the 2,986,416 shares owned by OSG Holdings and may therefore be deemed to be the beneficial owners of the following amounts and percentages of the outstanding Common Stock: Hermann Merkin, 3,189,436 shares (including 203,020 shares owned directly), or 8.8%; and EST Associates L.P., 4,224,817 shares (including 1,238,401 shares owned directly), or 11.7%. Vivian Ostrovsky, 4 Avenue de Montespan, Paris, France, is the general partner in EST Associates L.P. and may therefore be deemed the beneficial owner of all the shares owned by EST Associates L.P. and OSG Holdings. Except for shares referred to in this paragraph as being owned directly, each of the persons named shares the power to vote and dispose of all the shares of which such person is considered the beneficial owner.

     To the best of the Corporation's knowledge, based on reports filed with the SEC, the only other beneficial owners of more than 5% of the Corporation's Common Stock are: (a) Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois, which as of March 31, 1995 owned beneficially an aggregate of 4,507,200 shares (12.4%), which it reported were acquired for investment purposes, and that it has the sole power to vote and to dispose of such shares; and (b) Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota, and its subsidiaries, Norwest Colorado, Inc. and Norwest Bank Colorado, National Association, both at 1740 Broadway, Denver, Colorado, which as of December 31, 1994 owned beneficially an aggregate of 2,150,190 shares (5.9%), including 2,010,760 shares as to which they have sole voting power, and 2,137,950 shares as to which they have sole dispositive power. According to the SEC filings referred to in this paragraph, the shares mentioned above were not acquired for the purpose of or having the effect of changing or influencing control of the Corporation nor in connection with or as a participant in any transaction having such purpose or effect.

                     SELECTION OF AUDITORS

     On recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors for the Corporation and its subsidiaries for the year 1995 subject to the approval of the stockholders at the annual meeting. If the appointment is not approved by the stockholders, the selection of independent auditors will be reconsidered by the Board of Directors.

     Ernst & Young LLP is a well known and well qualified firm of public accountants which (including its predecessors) has served as auditors of the Corporation since the Corporation was organized in 1969. Representatives of Ernst & Young LLP will attend the annual meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

     THE  BOARD  OF DIRECTORS RECOMMENDS A VOTE IN FAVOR  OF  THE
APPOINTMENT OF ERNST & YOUNG LLP.

                   PROPOSALS FOR 1996 MEETING

     Any  proposals  of  stockholders that  are  intended  to  be presented at the Corporation's 1996 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than December 31, 1995, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

                      GENERAL INFORMATION

     The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

  All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors and for the appointment of Ernst & Young LLP as auditors. Under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum.

     The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or telegraph but will not receive additional compensation for doing so.

     The  Corporation's  Annual Report to  Stockholders  for  the
fiscal   year  ended  December  31,  1994  has  been  mailed   to
stockholders.  The Annual Report does not form part of this Proxy
Statement.

                               By  order of the Board of Directors,

                                        ROBERT N. COWEN
                                 Senior Vice President & Secretary
New York, N.Y.
April 28, 1995

                OVERSEAS SHIPHOLDING GROUP, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, June 6, 1995


The undersigned hereby appoints MORTON P. HYMAN and RAN HETTENA, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held at J.P. Morgan Investment Management Inc., 522 Fifth Avenue (corner West 44th Street), New York, N.Y., Second Floor, on June 6, 1995, at 2:30 o'clock P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

    (Continued, and To Be Signed and Dated on Reverse Side)

(1)  Election of Directors:      Nominees- Raphael  Recanati,  Morton   P.
                                           Hyman,   Michael  A.  Recanati,
For all Nominees                           Robert  N.  Cowen,  George   C.
 (except as          Withhold              Blake,  Thomas H. Dean,  Michel
 withheld in        Authority              Fribourg, William L. Frost, Ran
  the space        to Vote for             Hettena,    Stanley   Komaroff,
  provided)       all Nominees             Solomon  N. Merkin and Joel  I.
                                           Picket.  (To withhold authority
  (   )             (   )                  to   vote  for  any  individual
                                           Nominee,  print that  Nominee's
                                           name on the following line:)


                                             ----------------------------

(2)Approval of the appointment
   of Ernst & Young LLP as
   independent auditors for
   the year 1995:

     FOR      AGAINST    ABSTAIN

    (   )     (   )      (   )

                                   Please  sign  exactly as  name  (or
                                   names)  appears at  the  left.  For
                                   joint  accounts each  owner  should
                                   sign.   Executors,  administrators,
                                   trustees,  etc.  should  give  full
                                   title.

                                   DATE: ......................., 1995


                                   -----------------------------------


                                   -----------------------------------
                                        Signature or Signatures
.
.
.
.........
       PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD